Exhibit 99.5

                         BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase $1000 principal amount notes (the "Notes") and warrants (the "Warrants") for the common stock of Fidelity Federal Bancorp (the "Company" )

In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated ______________, 2001 (the "Prospectus").

BOX 1. [ ] Please do not exercise any Rights for Notes.

BOX 2. [ ] Please exercise Rights for Notes and Warrants as set forth below:


                        Number of Rights   Subscription Price        Payment
                                           Per Notes/Warrants
--------------------------------------------------------------------------------
Basic Subscription        ___________ x          $1,000         = $____________
Right:                                                                (Line 1)
Basic                     ___________ x          $1,000         = $____________
Over-Subscription                                                     (Line 2)
Privilege
Warrant                   ___________ x           $0.50         = $____________
Subscription Right                                                    (Line 3)
Warrant                   ___________ x           $0.50         = $____________
Over-Subscription                                                     (Line 4)
Privilege
--------------------------------------------------------------------------------

By exercising the Basic Over-Subscription Privilege or Warrant Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Right received in respect of shares of Common Stock held in the below-described capacity or my (our) Warrant Subscription Right received in respect of the number of notes purchased, as the case may be.

Total Payment Required = $________________
(Sum of Lines 1, 2, 3, and 4 above; must equal total of amounts in Boxes 3 and 4 below).

BOX 3. [ ] Payment in the following amount is enclosed: _______________

BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:
                           ------------------------------------------
                             Type of Account             Account No.

                           Amount to be deducted: $_________________


Date: _______________, 2001          ______________________________ Signature